UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 10, 2005

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ELDERWATCH, INC.

(Name of Small Business issuer in its charter)

                   FLORIDA

                    000-51249               65-0891381

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)

    Identification No.)

11731 Briarwood Circle, #1, Boynton Beach, FL 33437

(Address of principal executive offices)

(561) 740-0103

(Registrant’s telephone number)

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Item 4.01  Changes in Registrant’s Certifying Accountant

     (a) Effective on November 10, 2005, the Registrant dismissed Jewett, Schwartz & Associates by declining to renew the engagement of Jewett, Schwartz & Associates as the independent accountant engaged to audit the financial statements of the Registrant.

Jewett, Schwartz & Associates performed the audit of the Registrant’s financial statements for year ending December 31, 2004 and December 31, 2003.  During this period and the subsequent interim period prior to the Registrant declining to renew their engagement, there were no disagreements with Jewett, Schwartz & Associates on any matter of accounting  principles or practices, financial   statement   disclosure  or  auditing   scope  or  procedure, which disagreements if not resolved to Jewett, Schwartz & Associate’s  satisfaction would have caused Jewett, Schwartz & Associates to make reference to this subject matter of the disagreements in connection with Jewett, Schwartz & Associates’ report, nor were there any "reportable  events" as such term is defined in  Item  304(a)(3) of  Regulation  S-B,  promulgated  under  the  Securities Exchange Act of 1934, as amended.

The Registrant determined that, although the registrant was very satisfied with the quality of the audits prepared by Jewett, Schwartz & Associates, a new independent certified public accountant would be in the best interests of the shareholders of the Registrant. The decision to not to renew the engagement with Jewett, Schwartz & Associates was approved by the Registrant’s Board of Directors.

The audit  reports  of Jewett, Schwartz & Associates for the  Registrant's  year ending on December 31, 2004  and December 31, 2003 did not contain an adverse  opinion,  or a disclaimer of opinion, or qualification or modification as to uncertainty,  audit scope, or accounting principles, other than the uncertainty that the Registrant might not be able to operate as a going concern.

The  Registrant  has  requested  Jewett, Schwartz & Associates to  furnish  it with a  letter addressed to the Securities and Exchange  Commission  stating  whether it agrees with  the  statements  made  above  by the  Registrant.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

         (b)  Effective on November 10, 2005 the Registrant has engaged Madsen & Associates, CPA’s Inc. as the new principal accountant to audit its financial statements.  The decision to engage Madsen & Associates, CPA’s Inc. was approved by the Registrant's Board of Directors The Registrant has not consulted with Madsen & Associates on any accounting matters prior to its engagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elderwatch, Inc.

/S/ Allan Weiss

     Allan Weiss, President

Date   March 8, 2006